                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                            11-2578230
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


  400 Rabro Drive East, Hauppauge, New York                      11788
(Address of Principal Executive Offices)                       (Zip Code)

              Graham-Field Health Products, Inc. Incentive Program
                            (Full title of the plan)


                     Irwin Selinger, Chairman of the Board,
                           and Chief Executive Officer
                       Graham-Field Health Products, Inc.
                              400 Rabro Drive East
                            Hauppauge, New York 11788
                     (Name and address of agent for service)

                                 (516) 582-5900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
Title of                            maximum      maximum
securities                          offering     aggregate     Amount of
to be             Amount to be      price per    offering      registration
registered        registered(1)     unit(2)      price         fee


Common            1,500,000         $15.3125     $22,968,750   $6,775
                                    --------     ------------  ------
Stock, par
value $.025
per share


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of Common Stock, par value $.025 per share (the "Common Stock"), as may be issuable pursuant to the anti-dilution provisions and other provisions of the Incentive Program, as amended (the "Program").

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price per unit is based on the average of the high and low prices of the Registrant's Common Stock on December 26, 1997 as reported on the New York Stock Exchange, Inc.

            The Registration Statement on Form S-8 (the "Registration Statement") is being filed with respect to the registration of 1,500,000 shares of Common Stock to be issued in accordance with the terms and provisions of the Program. Prior to the effective date of this Registration Statement, 3,000,000 shares of Common Stock have been registered pursuant to effective Registration Statements on Form S-8 (File Nos. 33-48860, 33-37179, 33-38656, 33-60679, and
333-16993), which are incorporated herein by reference.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 30, 1997.

                                    GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                    By   s/Irwin Selinger
                                      Irwin Selinger
                                      Chairman of the Board and
                                      Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                   Title                           Date
---------                   -----                           ----

/s/Irwin Selinger            Chairman of the                December 30, 1997
---------------------
Irwin Selinger               Board and Chief
                                Executive Officer
                              (Principal Executive
                              Officer and Director)

/s/Gary M. Jacobs             Vice President and            December 30, 1997
---------------------
Gary M. Jacobs                Chief Financial Officer

/s/Richard S. Kolodny         Vice President and            December 30, 1997
---------------------
Richard S. Kolodny            General Counsel

/s/Andrew A. Giordano         Director                      December 30, 1997
---------------------
Andrew A. Giordano

/s/Harold Lazarus             Director                      December 30, 1997
---------------------
Dr. Harold Lazarus

/s/Louis A. Lubrano           Director                      December 30, 1997
---------------------
Louis A. Lubrano

/s/Donald Press               Director                      December 30, 1997
---------------------
Donald Press

/s/David P. Delaney, Jr.      Director                      December 30, 1997
---------------------
David P. Delaney, Jr.

/s/Steven D. Levkoff          Director                      December 30, 1997
---------------------
Steven D. Levkoff

/s/Rodney F. Price            Director                      December 30, 1997
---------------------
Rodney F. Price

/s/Bevil J. Hogg              Director                      December 30, 1997
---------------------
Bevil J. Hogg

/s/Peter Handal               Director                      December 30, 1997
---------------------
Peter Handal

                                  EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION                         PAGE NO.
-----------                   -----------                         --------

   4                          Incentive Program,
                               as amended                                7

   5                          Opinion of Counsel to
                               Graham-Field Health
                               Products, Inc.                           25

  23.1                        Consent of Ernst & Young LLP              26

  23.2                        Consent of Counsel to
                               Graham-Field Health
                              Products, Inc.                             *

*     See Exhibit 5.